Exhibit 5.2

900 West 48th Place, Suite 900, Kansas City, Missouri, 64112  •  816.753.1000

March 30, 2021

Board of Directors
T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006

Ladies and Gentlemen:

We have acted as special local counsel to those certain subsidiaries of T-Mobile US, Inc., a Delaware corporation (the “Parent”), listed on Schedule A hereto (the “Opinion Guarantors”) in connection with the filing on the date hereof by the Parent, T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), and certain subsidiaries of T-Mobile (including the Opinion Guarantors) of a registration statement on Form S-4, as it may be amended from time to time (the “Registration Statement”), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to T-Mobile’s offer to exchange up to $3,000,000,000 in aggregate principal amount of its 3.500% Senior Secured Notes due 2025 (the “2025 Exchange Notes”), $1,000,000,000 in aggregate principal amount of its 1.500% Senior Secured Notes due 2026 (the “2026 Exchange Notes”), $4,000,000,000 in aggregate principal amount of its 3.750% Senior Secured Notes due 2027 (the “2027 Exchange Notes”), $1,750,000,000 in aggregate principal amount of its 2.050% Senior Secured Notes due 2028 (the “2028 Exchange Notes”), $7,000,000,000 in aggregate principal amount of its 3.875% Senior Secured Notes due 2030 (the “2030 Exchange Notes”), $2,500,000,000 in aggregate principal amount of its 2.550% Senior Secured Notes due 2031 (the “February 2031 Exchange Notes”), $1,000,0000,000 in aggregate principal amount of its 2.250% Senior Secured Notes due 2031 (the “November 2031 Exchange Notes”), $2,000,000,000 in aggregate principal amount of its 4.375% Senior Secured Notes due 2040 (the “2040 Exchange Notes”), $2,500,000,000 in aggregate principal amount of its 3.000% Senior Secured Notes due 2041 (the “2041 Exchange Notes”), $3,000,000,000 in aggregate principal amount of its 4.500% Senior Secured Notes due 2050 (the “2050 Exchange Notes”), $3,000,000,000 in aggregate principal amount of its 3.300% Senior Secured Notes due 2051 (the “2051 Exchange Notes”), and $1,000,000,000 in aggregate principal amount of its 3.600% Senior Secured Notes due 2060 (the “2060 Exchange Notes” and, together with the 2025 Exchange Notes, the 2026 Exchange Notes, the 2027 Exchange Notes, the 2028 Exchange Notes, the 2030 Exchange Notes, the February 2031 Exchange Notes, the November 2031 Exchange Notes, the 2040 Exchange Notes, the 2041 Exchange Notes, the 2050 Exchange Notes and the 2051 Exchange Notes, the “Exchange Notes”) for an equal amount of its outstanding 3.500% Senior Secured Notes due 2025, 1.500% Senior Secured Notes due 2026, 3.750% Senior Secured Notes due 2027, 2.050% Senior Secured Notes due 2028, 3.875% Senior Secured Notes due 2030, 2.550% Senior Secured Notes due 2031, 2.250% Senior Secured Notes due 2031, 4.375% Senior Secured Notes due 2040, 3.000% Senior Secured Notes due 2041, 4.500% Senior Secured Notes due 2050, 3.300% Senior Secured Notes due 2051 and 3.600% Senior Secured Notes due 2060. T-Mobile’s obligations under the Exchange Notes will be guaranteed (such guarantees, the “Exchange Guarantees”) by the Parent and the subsidiary guarantors under the Registration Statement (including the Opinion Guarantors). The Exchange Guarantees will be provided on a senior secured basis except for the Exchange Guarantee of certain unsecured guarantors, including Sprint Communications, Inc., which will be provided on a senior unsecured basis. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

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For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including electronic copies). We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Opinion Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such parties have duly authorized such agreements or instruments by all requisite action (corporate or otherwise), that such agreements or instruments have been duly executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, including all statements in certificates of public officials and officers of the Opinion Guarantors that we reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the laws of the State of Georgia, the State of Kansas, the State of Nevada, the State of Texas and the Commonwealth of Virginia (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), as currently in effect. We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.          Each Opinion Guarantor is validly existing as a corporation or limited liability company, as applicable, under the laws of such Opinion Guarantor’s state of incorporation or organization, as the case may be, designated on Schedule A hereto (each, an “Opinion Jurisdiction”).

2.          Each Opinion Guarantor has the corporate or limited liability company power, as applicable, under the laws of its respective Opinion Jurisdiction to issue its Exchange Guarantee.

3.          Each Exchange Guarantee has been duly authorized by each Opinion Guarantor.

This opinion letter has been prepared for use in connection with the Registration Statement. This opinion letter is given only as of the time of its delivery, and we assume no obligation or responsibility to update or supplement this opinion letter after its delivery.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,
/s/ Polsinelli PC
Polsinelli PC

Schedule A

Opinion Guarantor	Opinion Jurisdiction

Nextel South Corp.	Georgia

SIHI New Zealand Holdco, Inc.	Kansas

Sprint Communications, Inc.	Kansas

Sprint eBusiness, Inc.	Kansas

Sprint Enterprise Network Services, Inc.	Kansas

Sprint eWireless, Inc.	Kansas

Sprint International Holding, Inc.	Kansas

Sprint/United Management Company	Kansas

SprintCom, Inc.	Kansas

Utelcom LLC	Kansas

Clear Wireless LLC	Nevada

Clearwire Hawaii Partners Spectrum, LLC	Nevada

Clearwire Spectrum Holdings LLC	Nevada

Clearwire Spectrum Holdings II LLC	Nevada

Clearwire Spectrum Holdings III LLC	Nevada

USST of Texas, Inc.	Texas

Sprint Communications Company of Virginia, Inc.	Virginia